Contact: Lily Outerbridge

Investor Relations
441-298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES PRELIMINARY LOSS ESTIMATE FROM HURRICANE IKE AND
CHARGES ASSOCIATED WITH INVESTMENTS

HAMILTON, BERMUDA, October 1, 2008 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today its initial loss estimate from Hurricane Ike of approximately $105 million, net of reinstatement premiums and tax benefit.

The Company’s preliminary loss estimate from Hurricane Ike is based on industry loss estimates, portfolio modeling, a review of individual contracts and discussions with clients and brokers. Consequently, the actual net impact on the Company’s results arising from Hurricane Ike may differ materially from the current estimate.

The Company also announced that it intends to record other-than-temporary impairments and realized losses in the quarter ended September 30, 2008 of approximately $18 million associated with certain securities held in its investment portfolio. These charges relate to securities issued by companies operating in the financial services sector including, but not limited to, senior unsecured debt of Lehman Brothers and preferred shares of Royal Bank of Scotland and Fannie Mae.

As of June 30, 2008, the Company held $4.4 billion of invested assets which were composed of diversified, primarily high quality and predominantly publicly traded fixed maturity securities. The average rating of the investment portfolio holdings was Aa1 and the duration was approximately 2.6 years. The Company does not hold any common equity securities and does not engage in alternative investment strategies such as investing in hedge funds.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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